Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 24, 2015, relating to the financial statements of La Quinta Holdings Inc. appearing in the Annual Report on Form 10-K of La Quinta Holdings Inc. for the year ended December 31, 2014 and incorporated by reference in the Prospectus included in Registration Statement No. 333-202703.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 24, 2015